Harrison Street Securities, LLC

Investment Adviser Code of Ethics

Effective January 1, 2011

(Amended March 11, 2011)

(Amended June 20, 2011)

(Amended July 1, 2013)

Harrison Street Securities, LLC

Code of Ethics

Effective 1/1/11

(Amended 3/11/11)

(Amended 6/20/11)

(Amended 7/1/13)

Table of Contents

Statement of General Policy	1

Definitions	3

Standards of Business Conduct	5

Prohibition Against Insider Trading	7

Personal Securities Transactions	10

Political and Charitable Contributions	11

Gifts and Entertainment	13

Protecting the Confidentiality of Client Information	14

Privacy Policy	16

Service as a Director	17

Compliance Procedures	18

Certification	20

Records	21

Reporting Violations and Sanctions	22

i

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Harrison Street Securities LLC (“Harrison Street Securities: or the “Firm”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Company Act”) as well as the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

This Code establishes rules of conduct for all Managers and employees of Harrison Street Securities and is designed to, among other things, govern personal securities trading activities in the accounts of Managers and employees. The Code is based upon the principle that Harrison Street Securities and its Managers and employees owe a fiduciary duty to Harrison Street Securities’ clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by Harrison Street Securities continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our Firm continues to be a direct reflection of the conduct of each Manager or employee.

Pursuant to Section 206 of the Advisers Act, both Harrison Street Securities and its Managers and employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the Harrison Street Securities has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

Harrison Street Securities and its Managers and employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;

•	The duty to seek best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;

•	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

•	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Harrison Street Securities expects every Manager and employee to demonstrate the highest standards of ethical conduct for continued employment with Harrison Street Securities. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Harrison Street Securities. The Firm’s reputation could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees and Managers are urged to seek the advice of Stephen M. Gordon, the Chief Compliance Officer (“CCO”), for any questions about the Code or the application of the Code to their individual circumstances. Employees and Managers should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, up to and including termination of employment.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees and Managers of Harrison Street Securities in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. The CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of the affected employees or Manager.

This Code references certain forms and other capabilities that personnel can use to seek pre-clearances, approvals and consents, to acknowledge and certify information and to meet reporting obligations. All personnel should use the ACA/ComplianceScience Personal Trading Control System, aca.complysci.com, or any substitute compliance reporting system designated to employees by Harrison Street Securities (the “Compliance Website”) to carry out many of their obligations under this Code. In the event that the Compliance Website is not accessible, persons may obtain appropriate forms from the CCO. Harrison Street Securities will consider all forms to be binding whether submitted over the Compliance Website, electronically or in writing. Also, on a case-by-case basis the CCO may require employees and Managers to print, manually sign and submit paper forms.

The CCO will periodically report to the Board of Managers of Harrison Street Securities to document compliance with this Code.

Definitions

For the purposes of this Code, the following definitions shall apply;

•

“Access person” means any Supervised Person who: (a) has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund that Harrison Street Securities or its control affiliates manages; or (b) is involved in making securities recommendations to clients that are nonpublic or has access to such securities recommendations.

•

“Account” means an account of any employee or Manager which includes accounts of the employee’s or Manager’s household family members (any relative by blood or marriage living in the employee’s or manager’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee or manager has a beneficial interest or exercises investment discretion.

•

“Associated Person” means any household family members (defined as the officer’s, employee’s or Manager’s spouse and any children or other relatives of the officer, employee or Manager, or of his or her spouse, living with the employee or Manager) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, employee or Manager or an officer’s, employee’s or Manager’s household family members.

•

“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-l(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

•

“Board of Managers” means the governing board of Harrison Street Securities currently comprised of James Kammert, Christopher Merrill and Reagan Pratt.; and “Manager” means a member of the Board of Managers.

•	“HSRE” means Harrison Street Real Estate Capital, L.L.C., a Delaware limited liability company.

•

“HSRE Business Associate” means any person or entity that, to the knowledge of the applicable Access Person, proposes to do business, or does business with Harrison Street Securities or HSRE or Harrison Street Advisors, LLC, or who proposes to be an investor in, or is an investor in a client of the Firm or of Harrison Street Advisors, LLC, or is an HSRE-sponsored fund. HSRE Business Associates may include, without limitation, a property owner, REIT, real estate operating company, real estate management company or financial institution (other than a broker-dealer acting as an agent).

•

“Reportable Account” means any securities brokerage account over which the officer, employee or Manager, or any of his or her Associated Persons, has, or shares, discretionary authority but excluding accounts holding only open-end mutual funds )other than Henderson Global Funds and Aston/Harrison Street Real Estate Fund), money market shares and U.S. Treasury instruments.

•

“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the Company Act,, and generally includes all securities, but specifically excludes: (i) transactions and holdings in direct obligations of the government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) transactions and holdings in shares of other types of open-end registered mutual funds, other than Henderson Global Investments Funds, Aston/Harrison Street Real Estate Fund or any other mutual fund managed or sub-managed by Harrison Street Securities; and (v) transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, other than Henderson Global Investments Funds or any other mutual fund managed or sub-managed by Harrison Street Securities.

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“Supervised person” means (a) any Manager or officer of Harrison Street Securities; (b) any employee of Harrison Street Securities; (c) any other person who in connection with their regular duties makes or participates in making recommendations regarding the purchase and sale of securities for Harrison Street Securities clients; and (d) any individual who provides investment advice on behalf of Harrison Street Securities and is subject to Harrison Street Securities’ supervision and control.

Standards of Business Conduct

Harrison Street Securities places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our Firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct sets forth policies and procedures to achieve these goals.

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Harrison Street Securities’ Access Persons. These procedures cover transactions in a reportable security in which an Access Person has a beneficial interest in or accounts over which the Access Person exercises control as well as transactions by members of the access person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for Harrison Street Securities or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and/or the rules thereunder.

The following practices are strictly prohibited in the conduct of Harrison Street Securities business:

•	Warranting or guaranteeing the present or future value or price of any security;

•	Agreeing to repurchase a security at some future time from a client for the account of any Access Person or for the account of any of his or her Associated Person or for any other account;

•

Raising money for a charitable organization, for any business enterprise (other than a commingled fund sponsored by Harrison Street Securities or a real estate capital fund sponsored by HSRE), or for a political organization from a client or a person known to be an investor in a client without first obtaining the consent of the CCO;

•

Raising money (individually or as an agent of a third party) for a client, an investor in a client or a person being solicited to become a client or an investor in a client without the prior written consent of the CCO;

•	Acting as a personal custodian of securities, stock powers, money or other property belonging to a client that is not his or her Associated Person;

•	Arranging for or accepting authority to be granted access to a safety deposit box or other safekeeping place belonging to a client that is not his or her Associated Person;

•	Borrowing money or securities from a client or HSRE Business Associate, except in the ordinary course of the client’s or HSRE Business Associate’s business;

•

Receiving compensation for securities transactions from anyone other than Harrison Street Securities, including clients or securities dealers, for services rendered without first obtaining prior written approval of the CCO. Such compensation includes finder’s fees, offeree representative fees and commissions of any sort whatsoever;

•	Making arrangements for borrowing of money by a client for the purpose of purchasing securities;

•

Maintaining a joint account in securities with any client who is not also his or her Associated Person or lineal ancestor or descendant of the applicable Manager or employee or of his or her spouse, or share any benefit, profit or loss with any client resulting from a securities transaction;

•	Entering into any business transaction or relationship jointly with a client or HSRE Business Associate other than in the ordinary course of business without the prior written approval of the CCO;

•	Accepting an account from a client on a discretionary basis without complying with the advisory agreement and disclosure document delivery requirements included in the Firm’s policies and procedures;

•	Making arrangements for the purchase or sale of securities for a client except as provided in the client’s Advisory Agreement with Harrison Street Securities;

In the event that the CCO desires to engage in any of the above-described transactions that requires the prior written consent of the CCO, such transaction shall require the prior written consent of a Manager.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, non-public information, or improperly communicating that information to others may expose Supervised Persons and Harrison Street Securities to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or imprisonment. The SEC can recover any profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring the Supervised Person from the securities industry. Finally, Supervised Persons and Harrison Street Securities may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Insider Trading Policy apply to securities trading and information handling by Supervised Persons of Harrison Street Securities and their Associated Persons.

The law of insider trading is continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. A Supervised Person must notify the CCO immediately if he or she has any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No Supervised Person may trade in the securities of any affected company, either personally or on behalf of others (such as investment funds and private accounts managed by Harrison Street Securities), while in the possession of material, non-public information, nor may any Supervised Person communicate material, non-public information to others in violation of the law.

1.	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, Supervised Persons should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on pre-publication information about The Wall Street Journal’s “Heard on the Street” column.

Supervised Persons should also be aware of the SEC’s position that the term “material non-public information” relates not only to issuers but also to investment adviser securities recommendations and client securities holdings and transactions.

2.	What is Non-public Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Information about business transactions and investments made or to be made by HSRE and Gore Creek Management, LLC, both private firms, may be material non-public information and is also entitled to benefit from this rule.

3.	Identifying Inside Information

Before executing any trade for himself, herself, for an Associated Person or investment funds or private accounts managed by Harrison Street Securities (“Client Accounts”), the Supervised Person must determine whether he or she has access to material nonpublic information. If the Supervised Person thinks that he or she has access to material nonpublic information, he or she should take the following steps:

•	Report the information and proposed trade immediately to the CCO.

•	Do not purchase or sell the securities of the affected company individually or on behalf of others.

•	Do not communicate the information inside or outside the Firm, other than to the CCO.

•	After the CCO has reviewed the issue, he or she will determine whether the information is material and non-public and, if so, what action the firm will take; and

•	Consult with the CCO before taking any action.

•	This degree of caution will protect the Supervised Person, our clients, and the Firm.

4.	Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Supervised Person becomes aware of material, non-public information. This could happen, for example, if a company’s chief financial officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news about a public company to a handful of investors. In such situations, Harrison Street Securities must make a judgment as to its further conduct. To protect himself or herself, a client and the Firm, a Supervised Person should contact the CCO immediately if he or she believes that he or she may have received material nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during the relevant time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either, Supervised Persons should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6.	Restricted/Watch Lists

Although Harrison Street Securities does not typically receive confidential information from portfolio companies, it may, if it receives such information, implement appropriate procedures to establish restricted or watch lists in certain securities. Similarly, HSRE may establish a “restricted list” in the securities of certain HSRE Business Associates. Securities issued by companies about which a number of Supervised Persons are expected to regularly have material non-public information will generally be placed on the restricted list. The CCO may place certain securities on a “restricted list.” The CCO will maintain the various restricted lists.

Access Persons and their Associated Persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities on a Harrison Street Securities, HSRE or CCO–designated “restricted list” during any period they are listed.

The CCO may place certain securities on a “watch list.” Securities issued by companies about which a limited number of Supervised Persons possess material non-public information should generally be placed on the watch list. The list will be disclosed only to the CCO and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

The Compliance Website will warn an Access Person that a securities transaction involving the company is on a restricted basis. Upon request, a portion of all restricted lists may be made available to an Access Person.

Personal Securities Transactions

General Policy

Harrison Street Securities has adopted the following principles governing personal investment activities by Harrison Street Securities’ Access Persons:

•	The interests of client accounts will at all times be placed first;

•	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•	Access Persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for Participation in IPOs

No Access Person shall acquire directly or indirectly through an Associated Person or otherwise, any beneficial ownership in any securities in an initial public offering for his or her account, as defined herein without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Private or Limited Offerings

No Access Person, directly or indirectly through an Associated Person or otherwise, shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the access person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Interested Transactions

No Access Person shall recommend any securities transactions for a client without having disclosed th the CCO his or her interest in such securities or the issuer thereof, including without limitation:

•	any direct or indirect beneficial ownership of any securities of such issuer;

•	any contemplated transaction by such person in such securities;

•	any position with such issuer or any of its affiliates; and

•	any present or proposed business relationship or transaction between such issuer or its affiliates and such person or any party in which such person has a significant interest, including, without limitation, HSRE and commingled funds sponsored by HSRE.

Political and Charitable Contributions

Charitable Contributions

Contributions to a charitable cause and non-profit organization for clients and prospective clients are subject to prior approval by the CCO or his or her designee.

Political Contributions

Harrison Street Securities does not make any political contributions, whether in the form of gift, loan, subscription, advance, deposit of money, payment of debt or transition (inauguration), costs, or anything of value (each a “Political Contribution”) to any person who was, at the time of such Political Contribution, an incumbent, candidate, or successful candidate for elective office (individually a “Candidate or Official” and collectively, “Candidates or Officials”) of a Governmental Entity.1 Similarly, Harrison Street Securities does not coordinate, or solicit any person or political action committee to make Political Contributions to any Candidate or Official of a Governmental Entity. For purposes of this Code of Ethics, any individual that seeks to hold, holds, or will hold an office that is directly or indirectly responsible for, or can influence the outcome of the hiring of Harrison Street Securities by the Governmental Entity or who can appoint any person who is directly or indirectly responsible for, or can influence the hiring of Harrison Street Securities by the Governmental Entity is a Candidate or Official.

•	No Access Person is permitted to provide or agree to provide, directly or indirectly, any payment to any person to solicit a Governmental Entity for Harrison Street Securities services.[2]

•

No Access Person is to coordinate or solicit, directly or indirectly, another person to coordinate a political action committee to make any form of Political Contribution to any Candidate or Official of a Governmental Entity without the prior written approval of the CCO.

•

No Access Person shall make, directly or indirectly, any form of Political Contribution to any Candidates or Officials of a Governmental Entity in excess of $350.00 per election if the contributor is entitled to vote in the election for the position to which the Candidate or Official is seeking election or re-election at the time of the contribution, or in excess of $150.00 to any Candidates or Officials per election if the contributor is not entitled to vote in the election for the position in which the Candidate or Official is seeking election or re-election at the time of the contribution.

•	Harrison Street Securities will not reimburse Access Persons for Political Contributions.

•	Each Access Person shall report to the CCO all Political Contributions made by the Access Person, directly or indirectly, to Candidates and Officials of governmental entities, to political

1 A “Governmental Entity” is any State or political subdivision of a State including any agency, authority or instrumentality of the State or political subdivision, any pool of assets sponsored or established by the State or political subdivision, such as a state retirement plan or general fund, any plan or program of the Governmental Entity (e.g. qualified tuition plan), or any officer, agent or employee of the State, political subdivision, agency, authority or instrumentality.

2 Harrison Street Securities, but not any employee of Harrison Street Securities, may pay compensation to regulated persons (broker-dealers) and to its Managing Directors and officers for soliciting a Governmental Entity to engage Harrison Street Securities.

action committees, and to state and local political parties including the name of the contributor, the date of the Political Contribution, the amount of the Political Contribution, and the Candidates or Officials. Harrison Street Securities may require an employee to demand the return of any (and evidence such return of) Political Contribution that the CCO shall deem to be in violation of Harrison Street Securities’ policies and procedures or Investment Advisers Act Regulation 206(4)-(5).

•	Access Persons should use the Compliance Website as the primary method of pre-clearance and reporting of political contributions.

No Access Person will provide investment advisory services for compensation to a Governmental Entity, engage in a business transaction with a Governmental Entity, or permit a Governmental Entity to participate in any Harrison Street Securities funds without the prior approval of the CCO. The CCO will confirm that a Government Entity seeking to engage the Firm or to be an investor in a commingled fund sponsored by the Firm or HSRE may so engage the Firm or invest in that fund. The CCO will not approve any such provision of investment advisory services, business transactions or participation in Harrison Street Securities or HSRE funds by any Governmental Entity of which a Political Contribution was made to a Candidate or Officer, directly or indirectly, by any Access Person within two years thereof. The CCO may make an exception in a case of any person who made the Political Contribution more than six months before becoming an employee of Harrison Street Securities and who does not solicit clients on behalf of Harrison Street Securities.

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Harrison Street Securities has adopted the policies set forth below to guide Access Persons in this area.

General Policy

Harrison Street Securities’ policy with respect to gifts and entertainment is as follows:

•

Access Persons should not accept or provide any gifts or favors that might influence the decisions of the Access Person or the recipient must make in business transactions involving Harrison Street Securities, or that others might reasonably believe would influence those decisions;

•

Modest gifts and favors, which reasonably would not be regarded by others as improper, may be accepted or given on an occasional basis. Non-lavish entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

•	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed;

•

Any proposed dining or entertainment of a public official, candidate for public office, political appointee or government employee whatsoever, if any, must be approved in advance by the CCO or his or her designee;

Reporting Requirements

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Any Access Person who receives, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Harrison Street Securities or that is a HSRE Business Associate, including gifts and gratuities with value in excess of $100 per year, must obtain consent from the CCO or his or her designee before accepting such gift.

•

Any Access Person that gives, directly or indirectly, one or more gifts having an aggregate value of $250 or more in total per calendar year to any client of the Firm or any HSRE Business Associate, the Access Person must obtain written consent of the CCO or his or her designee before making such gift.

•

This reporting requirement does not apply to bona fide non-lavish dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Harrison Street Securities.

•	The reporting of a gift or entertainment by an Access Person does not relieve the Access Person from the obligations and policies set forth in this section or anywhere else in this Code.

•	Access Persons should use the Compliance Website as the primary method of pre-clearance and reporting of gifts and entertainment.

If you have any questions or concerns about the appropriateness of any gift, please consult the CCO.

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of Harrison Street Securities, the Firm gains access to non-public information about its clients and investors in Harrison Street Securities sponsored Funds. Such information may include a person’s status as a client or investor, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Harrison Street Securities to clients, and data or analyses derived from such non-public personal information (such information collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether or not material and whether relating to Harrison Street Securities’ current or former clients or investors, is subject to the Code’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

Harrison Street Securities does not share Confidential Client Information with any third parties, except in the following circumstances:

•

As necessary to provide service that the client or investor requested or authorized, or to maintain and service the client’s account. Harrison Street Securities will require that any financial intermediary, agent or other service provider utilized by Harrison Street Securities (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Harrison Street Securities only for the performance of the specific service requested by Harrison Street Securities;

•	As required by regulatory authorities or law enforcement officials who have jurisdiction over Harrison Street Securities, or as otherwise required by any applicable law.

•	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Supervised Person Responsibilities

All Supervised Persons are prohibited, either during or after the termination of their employment with Harrison Street Securities, from disclosing Confidential Client Information to any person or entity outside the Firm, including his or her Associated Persons, except under the circumstances described above and in compliance with the Privacy Policy set forth below. A Supervised Person is permitted to disclose Confidential Client Information only to such other Supervised Persons who need to have access to such information to deliver the Harrison Street Securities’ services to the client.

Supervised Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Harrison Street Securities must return all such documents to Harrison Street Securities.

Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information,

Security of Confidential Personal Information

Harrison Street Securities enforces the following policies and procedures as well as the Privacy Policy below to protect the security of Confidential Client Information:

•	The Firm restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide Harrison Street Securities’ services to clients;

•	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons; and

•

Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, Harrison Street Securities and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the “non-public personal information” of natural person clients and investors in Harrison Street Securities sponsored funds. “Non-public personal information,” under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P Harrison Street Securities has adopted policies and procedures to safeguard the information of natural person clients and investors.

Harrison Street Securities is also subject to SEC Regulations S-AM which limits the Firm’s use of non-public personal information of any natural person client of the Firm and natural person client of HSRE and/or Harrison Street Advisors to solicit clients for marketing purposes unless the client has been given notice and a reasonable and simple method to opt out of solicitations and the client has not opted out. As a matter of policy, Harrison Street Securities will not send marketing materials to any client except in response to a specific request from that client.

Enforcement and Review of Confidentiality and Privacy Policies

The CCO is responsible for reviewing, maintaining and enforcing Harrison Street Securities’ confidentiality and privacy policies. Any exceptions to this policy require the written approval of the CCO or his or her designee.

Service as a Director

No Access Person shall serve on the board of directors of any publicly traded company without prior authorization by the CCO or his or her designee based upon a determination that such board service would be consistent with the interest of Harrison Street Securities’ clients. Where board service is approved Harrison Street Securities shall implement a “Chinese Wall” or other appropriate procedure to isolate such person from making decisions relating to the company’s securities.

Compliance Procedures

Pre-clearance

An Access Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Reportable Security only if: (i) such purchase or sale has been approved by the CCO or his or her designee; (ii) the approved transaction is completed by the close of business on the second trading day (or such later date as is approved by the CCO or his or her designee) after approval is received.

Pre-approval of such transactions should be obtained by using the Compliance Website. The CCO or his or her designee monitors all transactions reported by all Access Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front running.

Advance trade clearance in no way waives or absolves any Access Person of the obligation to abide by the provisions, principles and objectives of this Code.

Reporting Requirements

Every Access Person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO or his or her designee which reports must contain the information described below. Access Persons must use the Compliance Website to report transactions and newly opened accounts on a quarterly basis as well as to make initial and annual reports regarding existing and new accounts and/or to certify that the Access Person has no undisclosed securities accounts. Any required securities holdings and transactions not appearing on the Compliance Website should be reported by using duplicate brokerage statements sent to the CCO or his or her designee, or by completing and submitting appropriate forms approved by the CCO, summarizing all such holdings and transactions.

1.	Initial Holdings Report

Every new Access Person shall, no later than ten (10) days after the person becomes an Access Person, file as part of his or her initial compliance certification an initial schedule of his or her Reportable Accounts and/or securities holdings report containing the following information:

•

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Access Person had any direct or indirect through Associated Persons or otherwise beneficial ownership;

•

The name of any broker, dealer or bank, account name, number and location with whom the Access person maintained an account in which any securities were held for the direct or indirect, through Associated Persons or otherwise, benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an access person.

2.	Annual Holdings Report

Every Access Person shall, no later than February 14 of each year, file an annual compliance certification confirming the accuracy of, and updating (if necessary) the securities holdings previously reported. The information submitted must be current as of a date no more than forty-five (45) days before the annual compliance certification is submitted.

3.	Quarterly Transaction Reports

Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information with respect to any transaction during the quarter in a Reportable Security in which the Access Person and his or her Associated Persons had any direct or indirect beneficial ownership:

•

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Reportable Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date the report is submitted by the Access Person.

4.	Exempt Transactions

An Access Person need not submit a report with respect to:

•	Transactions effected for, or securities held in, any account over which the person has no direct or indirect influence or control;

•	Transactions effected pursuant to an automatic investment plan;

•

A quarterly transaction report form if the report would duplicate information contained in the Compliance Website or securities transaction confirmations or brokerage account statements that Harrison Street Securities holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

5.	Monitoring and Review of Personal Securities Transactions

The CCO or his or her designee will monitor and review all reports required under the Code for compliance with Harrison Street Securities’ policies regarding personal securities transactions and applicable SEC rules and regulations including, without limitation, pre-clearance of trades, restricted list compliance, misuse of confidential information, etc. The CCO may also initiate inquiries of Access Persons regarding personal securities trading. Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed Harrison Street Securities. Any transactions for any accounts of the CCO will be reviewed and approved by the Senior Vice President of Operations, or other designated supervisory person. The CCO shall at least annually identify all Access Persons who are required to file reports pursuant to the Code and will inform such Access Persons of their reporting obligations.

Certification

Initial Certification

Harrison Street Securities will make this Code as well as its Policies and Procedures Manual available to Supervised Persons through the Compliance Website and, upon request made to the CCO, in paper form. Each Supervised Person must, within 10 days of commencement of employment with Harrison Street Securities, annually, and upon each material amendment of the Code and the Policy and Procedures Manual acknowledge that he or she has received and understood, and will comply with, the Code and the Policies and Procedures Manual. Such acknowledgement should be made through the Compliance Website.

Acknowledgement of Amendments

All Supervised Persons shall receive any amendments to the Code and must certify to Harrison Street Securities in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification

All Supervised Persons must annually certify in writing to Harrison Street Securities that they have: (i) read and understood all provisions of the Code and the Policies and Procedures Manual; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised Persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Records

The CCO shall maintain and cause to be maintained in a readily accessible place the following records as required by Rule 204-2 under the Securities Act:

•	A copy of any code of ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

•	A record of any violation of this Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

•

A record of all written acknowledgements of receipt of this Code and amendments thereto for each person who is currently, or within the past five years was, an access person which shall be retained for five years after the individual ceases to be an access person of Harrison Street Securities;

•	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

•	A list of all persons who are, or within the preceding five years have been, Access Persons;

•

A record of any decision and reasons supporting such decision to approve an Access Persons’ acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions

All Supervised Persons shall promptly report to the COO or his or her designee all apparent violations of the Code. Under no circumstances will Harrison Street Securities retaliate against any Supervised Person who in good faith reports an apparent violation of this Code. Any such retaliation will itself constitute a violation of the Code.

The CCO or his or her designee will promptly investigate, or cause to be investigated, any apparent violations of the Code. The CCO shall promptly report to the Board of Managers all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to the Board of Managers could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefor to a reporting file created for this purpose in lieu of reporting the matter to the Board of Managers.

The Board of Managers shall consider reports made to it hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the violator’s employment with the Firm.

COMPLIANCE CERTIFICATION

(Initial)

TO:        Stephen Gordon, Chief Compliance Officer

RE:       Code of Ethics and Policies and Procedures Compliance

In connection with the submission of my Initial Code and Manual Acknowledgment on the Harrison Street Securities, LLC (“HSS”) Compliance Website, I further certify as follows:

1.        I have listed on the Compliance Website all of my Reportable Accounts1 and all of the privately held securities of any corporation, partnership or limited liability company owned beneficially or of record by me or any of my Associated Persons2.

                          True                                  False.

Explain if False:

2.        During the two year period ending the date of this Certification below, I have made, directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition/inauguration costs, or provided anything else of value to the following incumbents, candidates or successful candidates for elective office of any State or political subdivision of any State in the following amounts which have not been previously fully reported to HSS through the Compliance Website. (If none, so state:                    ).

Name of Candidate/Official	Date	Office/Position	State/Political Subdivision	Amount

3.        During the two year period ending the date of this Certification below, I have made, directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition/inauguration costs, or provided anything else of value to any political action committee or state or local political party in the following amounts which have not been previously fully reported to HSS through the Compliance Website. (If none, so state:                 ).

[1]	Reportable Account” means any securities brokerage account over which the officer, employee or manager or any of his or her Associated Persons (defined in note 2 below), has, or shares, discretionary authority authority but excluding accounts holding only open-end mutual funds )other than Henderson Global Funds and Aston/Harrison Street Real Estate Fund), money market shares and U.S. Treasury instruments.

[2]	“Associated Person” means any household family members (defined as the officer’s, employee’s or manager’s spouse and any children or other relatives of the officer, employee or manager, or of his or her spouse, living with the officer, employee or manager ) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, employee or manager or his or her household family members.

1

Name of PAC or Party	Date	State	Amount

4.        During the two year period ending the date of this Certification below, I have not agreed to provide, directly or indirectly, nor have I provided, directly or indirectly, any payment to any person to solicit any State or political subdivision of any State for HSS advisory services or for investment in any fund sponsored by Harrison Street Real Estate Capital, LLC (“HSRE”) that has not been previously fully reported to HSS through the Compliance Website.

                         True                                       False

Explain if False:

5.       I am, or one of my Associated Persons is (a) an officer, director, general partner or limited liability company manager of the following entities (please include public and private entities, and for-profit and not-for-profit entities) or (b) an official in the following government: (If none, so state:                     ).

Entity/Government	Role/Title

6.        I am NOT an executive officer or employee of, or a consultant to, any operating business other than in connection with my employment with HSS.

                         True                                       False

Explain if False:

7.        The following of my Associated Persons work at, or have an ownership interest in, companies known to me to be conducting, or to be seeking to conduct, business with HSS, an HSRE-sponsored fund or Harrison Street Advisors, LLC. (If none, so state:                     ).

2

Company	Associated Person	Position

8.        I have not been subject to disciplinary or other actions within the past 10 years that may warrant disclosure on Parts 1A, 2a, or 2b of HSS’ Form ADV. Generally speaking, disclosures may be required for any criminal actions, regulatory disciplinary actions, or civil judiciary actions. (Note: If you have a question about what type of disciplinary action would warrant disclosure, please discuss it with the Chief Compliance Officer.).

                           True                                       False

Explain if False:

9.        Following is a listing of all (1) gifts that I have either received from, or given to, any particular HSRE Business Associates3 in the current calendar year that have an aggregate value of $250.00 or more, and (2) entertainment (both parties must be present) I have participated in during the current calendar year that was lavish, which have or has not been reported on the Compliance Website as required by the HSS gift and entertainment policy set forth in the Code of Ethics.

HSRE Business Associate	Gift/Entertainment	Nature of Gift/Entertainment	If Gift, Estimated Value	Event/Occasion

10.        I am not in possession of material non-public information. I have reviewed the HSS insider trading policies and procedures and certify that I have not within the past 60 days traded in securities of companies included on any restricted securities list maintained by HSS on the Compliance Website.

                           True                                       False

Explain if False:

[3]

“HSRE Business Associate” means any person or entity that, to the knowledge of the applicable Access Person, proposes to do business, or does business with HSS or HSRE or who proposes to be an investor in, or is an investor in, a Client of HSS, Harrison Street Associates, or an HSRE-sponsored fund. This may include, without limitation, a property owner, REIT, real estate operating company, real estate management company, or financial institution (other than a broker-dealer acting as an agent).

3

I hereby certify to HSS that to the best of my knowledge the foregoing information is true, complete and correct.

Date:
Name (please print)

Signature

4

COMPLIANCE CERTIFICATION

(Annual)

TO:        Stephen Gordon, Chief Compliance Officer

RE:        Code of Ethics and Policy and Procedures Compliance

In connection with the submission of my Annual Code and Manual Acknowledgment on the Harrison Street Securities, LLC (“HSS”) Compliance Website, I further certify as follows:

1.

I have listed on the Compliance Website all of my Reportable Accounts[1] and all of the privately held securities of any corporation, partnership or limited liability company owned beneficially or of record by me or any of my Associated Persons[2].

                           True                                       False

Explain if False:

2.

Since the date of my most recent compliance certification, I have made, directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition/inauguration costs, or provided anything else of value to the following incumbents, candidates or successful candidates for elective office of any State or political subdivision of any State in the following amounts which have not been previously fully reported to HSS through the Compliance Website. (If none, so state:                    ).

Name of Candidate/Official	Date	Office/Position	State/Political Subdivision	Amount

3.

Since the date of my most recent compliance certification, I have made, directly or indirectly, contributions, gifts, loans, subscriptions, advances, deposits of money, payments of debt or transition/inauguration costs, or provided anything else of value to any political action committee or state or local political party in the following amounts which have not been previously fully reported to HSS through the Compliance Website. (If none, so state:                    ).

[1]	Reportable Account” means any securities brokerage account over which the officer, employee or manager, or any of his or her Associated Persons (defined in note 2 below), has, or shares, discretionary authorit authority but excluding accounts holding only open-end mutual funds )other than Henderson Global Funds and Aston/Harrison Street Real Estate Fund), money market shares and U.S. Treasury instruments.

[2]	“Associated Person” means any household family members (defined as the officer’s, employee’s or manager’s spouse and any children or other relatives of the officer, employee or manager, or of his or her spouse, living with the officer, employee or manager) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, employee or manager or his or her household family members.

1

Name of PAC or Party	Date	State	Amount

4.

Since the date of my most recent compliance certification, I have not agreed to provide, directly or indirectly, nor have I provided, directly or indirectly, any payment to any person to solicit any State or political subdivision of any State for HSS advisory services or for investment in any fund sponsored by Harrison Street Real Estate Capital, LLC (“HSRE”) that has not been previously fully reported to HSS through the Compliance Website.

                           True                                       False

Explain if False:

5.

I am, or one of my Associated Persons is, (a) an officer, director, general partner or limited liability company manager of the following entities (please include public and private entities, and for-profit and not-for-profit entities) or (b) an official in the following government: (If none, so state:                     ).

Entity/Government	Role/Title

6.	I am NOT an executive officer or employee of,. or a consultant to, any operating business other than in connection with my employment with HSS.

                           True                                       False

Explain if False:

7.

The following of my Associated Persons work at, or have an ownership interest in, companies known to me to be conducting, or to be seeking to conduct, business with HSS, HSRE, an HSRE-sponsored fund, or Harrison Street Advisors, LLC. (If none, so state:                    ).

2

Company	Associated Person	Position

8.

Since the date of my most recent compliance certification, I have not been subject to, or omitted to disclose to HSS, any disciplinary or other actions that may warrant disclosure on Parts 1A, 2a, or 2b of HSS’ Form ADV. Generally speaking, disclosures may be required for any criminal actions, regulatory disciplinary actions, or civil judiciary actions. (Note: If you have a question about what type of disciplinary action would warrant disclosure, please discuss it with the Chief Compliance Officer.)

                           True                                       False

Explain if False:

9.

Since the date of my most recent compliance certification, I have reported through the Compliance Website all gifts and entertainment that I have either received from, or given to, HSRE Business Associates[3] in accordance with HSS’ gift and entertainment policy set forth in the Code of Ethics.

                           True                                       False

Explain if False:

10.

Since the date of my most recent compliance certification, I have not disclosed Confidential Client Information (as defined in the Code of Ethics) to individuals outside of HSS other than for a purpose specified in the Code of Ethics.

                           True                                       False

Explain if False:

[3]

HSRE Business Associate” means any person or entity that, to the knowledge of the applicable Access Person, proposes to do business, or does business with HSS or HSRE or who proposes to be an investor in, or is an investor in, a Client of HSS, Harrison Street Advisors, LLC or an HSRE-sponsored fund. This may include, without limitation, a property owner, REIT, real estate operating company, real estate management company, or financial institution (other than a broker-dealer acting as an agent).

3

11.	I am not aware of any breaches to the HSS privacy policy set forth in the Code of Ethics which occurred since the date of my most recent compliance certificate.

                         True                                        False

Explain if False:

12.	I have not disseminated any unapproved marketing materials relating to HSS during the period beginning the date of my most recent compliance certification.

                           True                                       False

Explain if False:

13.	I have complied with HSS’ electronic communication policies set forth in the HSS Policies and Procedures Manual.

                           True                                       False

Explain if False:

14.

I have reported to the Chief Compliance Officer all verbal and written complaints from HSS Clients or investors in any HSS sponsored fund that I received since the date of my most recent compliance certification.

                           True                                       False

Explain if False:

4

15.

I have complied with HSS’ insider trading policies and procedures and certify that I have not traded in securities of companies included on any restricted securities list maintained by HSS on the Compliance Website (which may include securities monitored by HSS because they are on restricted lists made available by HSS, Harrison Street Advisors, LLC, or Gore Creek Asset Management, LLC).

                           True                                       False

Explain if False:

I hereby certify to HSS and to HSRE that to the best of my knowledge the foregoing information is true, complete and correct.

Date:
Name (please print)

Signature

5

QUARTERLY CERTIFICATION

TO:	Stephen Gordon, Chief Compliance Officer
Harrison Street Securities, LLC

1.

I hereby confirm that, except as noted as an Exception in the chart below, (a) I have directed that duplicate copies of all transaction confirmations in which I or any of my Associated Persons[1] have purchased or sold securities, and all monthly statements of my Reportable Accounts[2] be delivered to you (or your designee) and (b) such confirmations and monthly statements are a complete record of all of the securities transactions, publicly traded and private investments, by me and all of my Associated Persons during the calendar quarter just ended (the “Report Quarter”).

Exception (if none, so state:                     ):

No. of Shares/ Amount	Purchase/Sale/ Gift	Price	Type of Security	CUSIP on Exchange Symbol	Issuer	Owner of Securities

2.

I hereby confirm that I and, to the best of my knowledge, each of my Associated Persons, have complied in all material respects with the Harrison Street Securities, LLC Code of Ethics and Policies and Procedures Manual as in effect during the Report Quarter.

Date:
Name (please print)

Signature

[1]	Associated Person” means any household family members (defined as the officer’s, employee’s or manager’s spouse and any children or other relatives of the officer, employee or manager, or of his or her spouse, living with the officer, employee or manager) and any corporation, partnership, trust or other entity that is directly or indirectly controlled by an officer, employee or manager or his or her household family members.

[2]	Reportable Account” means any securities brokerage account over which the officer, employee or manager, or any of his or her Associated Persons, has, or shares, discretionary authority but excluding accounts holding only open-end mutual funds )other than Henderson Global Funds and Aston/Harrison Street Real Estate Fund), money market shares and U.S. Treasury instruments.

1

This form is due within 30 day following the end of the applicable calendar quarter.

2